EXHIBIT 3(i)
Memorandum of Incorporation

                                   COMPANY ACT
                                   MEMORANDUM

     NEVADA STAR RESOURCE CORP.

     I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

     1.  The name of the Company "NEVADA STAR RESOURCE CORP."

     2. The authorized capital of the Company consists of 100,000,000 Common shares without par value.

     3. I agree to take the number of shares in the Company set opposite my name below.

     FULL NAME, RESIDENT ADDRESS                NUMBER OF SHARES
     AND OCCUPATION OF SUBSCRIBER               TAKEN BY SUBSCRIBER

                                                One Common Share
     Jill Gamley                                without par value
     #9 35 West 3rd Avenue
     Vancouver, B.C.V6J lL4
     Corporate Records Assistant

     TOTAL SHARES TAKEN:                        One Common Share
                                                without par value

     DATED at Vancouver, British Columbia, this 24th day of April, 1987.























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